Exhibit 10.1

合资协议

JOINT VENTURE AGREEMENT

本《合资协议》（以下简称“本协议”）于2026年4月23日由以下各方签署：

This Joint Venture Agreement (hereinafter referred to as “this Agreement”)is entered into as of 13 April 2026,by and among the following parties:

甲方：国富氢能（香港）发展有限公司（以下简称“国富氢能”），一家根据中国香港特别行 政区法律有效设立并合法存续的股份有限公司，注册地址为Room 291029th Floor,Bank of America Tower,No.12 Harcourt Road,Hong Kong;

Party A:Guofu Hydrogen Energy(Hong Kong)Development Co., Limited (hereinafter referred to as “Guofuhee”）,a limited company duly incorporated and validly existing under the Hong Kong Special Administrative Region of the People’s Republic of China.,with its registered address at Room 291029th Floor,Bank of America Tower, No.12 Harcourt Road,Hong Kong;

乙方：U Robur Limited（以下简称“Urobur”）, 一家根据香港法律有效设立并合法存续的公 司，注册地址为 Unit 1002,10/F.,Perfect Commercial Building,20 Austin Avenue,Tsim Sha Tsui,Kowloon;

Party B:U Robur Limited(hereinafter referred to as “Urobur”),a company duly incorporated and validly existing under the laws of HONG KONG,with its registered address at Unit 1002,10/F.,Perfect Commercial Building,20 Austin Avenue,Tsim Sha Tsui,Kowloon;

丙方：清云数链有限公司（以下简称“清云数链”),是一家根据英属维尔京群岛法律有效 设立并合法存续的有限责任公司，公司注册号：2201224.

Party C:Cloud Digital Chain Limited (hereinafter referred to as “Cloud Digital”),a limited company duly incorporated and validly existing under the laws of the Territory of the British Virgin Islands with the BVI Company Number:2201224.

（上述任何一方单称为“一方”，合称为“各方”）

(Each of the above parties is referred to individually as a “Party”and collectively as the “Parties”)

鉴于：

WHEREAS:

1.	国富氢能是中国领先的氢能装备全产业链整体解决方案供应商，专业从事氢能“制储 运加用”装备的设计、制造与技术服务，包括（1）水电解制氢设备、（2）液氢工厂解决方 案及储运容器、（3）加氢站成套设备、（4）车载供氢系统。

1.	Guofuhee is a leading integrated solutions provider for the full industry chain of hydrogen energy equipment in China.The company specializes in the design, manufacturing,and technical services of hydrogen energy equipment spanning production,storage,transportation,refueling,and use,including:(1)water electrolysis hydrogen production equipment;(2)liquid hydrogen plant solutions and storage/transportation containers;(3)equipment for hydrogen refueling stations and related products;(4)vehicle-mounted hydrogen supply systems.

2.	Urobur 是一家计划在香港布局新能源汽车换电业务的运营实体。拥有全球领先的换 电技术与运营经验，致力于将该模式拓展至香港市场，成为香港换电服务的标杆。

2.	Urobur is an operating entity planning to deploy new energy vehicle battery swap services in Hong Kong.Leveraging its globally leading battery swap technology and operational expertise,it is committed to expanding this model into the Hong Kong market and becoming a benchmark for battery swap services in Hong Kong.

3.	清云数链是专注于新科技领域数字资产相关业务的公司。

3.	Cloud Digital is a company engaging in business relating to digital assets in the new technology industries.

因此，为了充分发挥各方在新能源领域的技术、市场、资本和管理等方面的优势（包括氢能、纯 电领域，以及数据中心供电方案等），在全球新能源业务的多层次合作，各方本着平等自愿、 互惠互利原则，根据香港法律及相关法律法规的规定，就成立合资公司事项经友好协商签订本 协议，并共同遵守。

Therefore,in order to fully leverage the strengths of all parties in technology,market, capital,management,and other aspects in the new energy sector (including the fields of hydrogen energy,pure electric power,and data center power supply solutions),and to facilitate multi-level cooperation in new energy business in Thailand,the parties,adhering to the principles of equality,voluntariness,and mutual benefit,have entered into this agreement for the establishment of a joint venture through friendly negotiations in accordance with Hong Kong law and relevant laws and regulations,and shall jointly comply with it.

第一条合资公司的设立

ARTICLE 1 ESTABLISHMENT OF THE JOINT VENTURE COMPANY

1.1	各方一致同意，由国富氢能、Urobur、清云数链共同出资，在香港设立一家合资公司（以下简称“合资公司”）。合资公司主要从事：（1）数据中心能源整体解决方案开发、销售、建设及运营；（2）加氢站研发、销售、建设及运营；（3）农业及物流用途氢能源无人机的组装、销售及运营；（4）氢能商用车辆研发、组装、销售及服务等相关业务。合资公司设立后将在泰国注册成立一个或数个子公司从事 上述业务在泰国的运营。

1.1	The parties unanimously agree that Guofuhee and Urobur shall jointly contribute capital to establish a joint venture company in Hong Kong SAR (hereinafter referred to as the “Joint Venture Company”).The Joint Venture Company shall primarily engage in the businesses related to(1)Design of energy solutions and sale,construction &operation of energy systems for artificial intelligence data centers;(2)construction and operation of hydrogen refueling stations,(3)assembly and sales of hydrogen-powered drones for agricultural and logistics purposes;and(4)research,assembly,sale and service relating to hydrogen commercial vehicles. Upon establishment,the Joint Venture Company will establish one or more subsidiaries in Thailand to engage in the above businesses.

1.2	各方一致同意，合资公司注册资本为2500万港币，其中国富氢能出资925万元， 持有37%股权； Urobur出资1275万元，持有51%股权；清云数链出资300万 元，持有 12% 股权。各方均以现金方式出资。 实际合资公司注册资本、股东认 缴出资金额及股权比例以工商登记以及合资公司章程安排为准。

1.2	The parties unanimously agree that the registered capital of the Joint Venture Company shall be HKD25,000,000,of which Guofuhee shall contribute HKD9,250,000,holding 37%of the equity;and Urobur shall contribute HKD12,750,000,holding 51%of the equity;and Cloud Digital shall contribute HKD3,000,000,holding 12%of the equity.Each party shall make its capital contribution in cash.The actual registered capital,subscribed capital contribution amounts,and equity ratios of the Joint Venture Company shall be subject to the commercial registration and the provisions of the joint venture company’s articles of association.

1.3	出资时间：各方根据合资公司实际运营情况分两批实缴出资。其中，第一次实缴 时间为2026年7月31 日前，实缴金额为各自认缴出资额的50%，共计1250 万元港币；剩余认缴出资额于20 2 7 年 6 月 3 0 日前缴纳。实际出资时间安排以 工商登记以及合资公司章程约定为准。

1.3	Capital Contribution Schedule:Each Party shall pay up its capital contribution in two installments in accordance with the actual operational needs of the Joint Venture Company.The first installment shall be paid up no later than 31 July 2026,in an amount equal to 50%of each Party’s respective subscribed capital contribution,totaling HKD12,500,000;the remaining subscribed capital contribution shall be paid up no ater than 30 June 2027.The actual capital contribution schedule shall be subject to the business registration and the provisions of the articles of association of the Joint Venture Company.

1.4	各方一致同意，合资公司在运营中所涉项目如需采购氢能相关设备，在同等条件 下应优先向国富氢能采购。

1.4	The Parties unanimously agree that if the Joint Venture Company needs to procure hydrogen related equipments for projects in the course of its operations,it shall give priority to procurement from Guofuhee under the same conditions.

1.5	Urobur 同意将尽最大努力在2026年6月30日前安排合资公司或其子公司与泰 国数据中心项目签署数据中心能源供应协议。

1.5	Urobur agrees to use its best efforts to arrange the Joint Venture Company or its subsidiary to enter into energy supply agreements with data center projects located in Thailand by 30 June 2026.

第二条合资公司的治理结构

ARTICLE 2 GOVERNANCE STRUCTURE OF THE JOINT VENTURE COMPANY

2.1	合资公司股东会由全体股东共同组成。股东会是合资公司的最高权力机构，依照 合资公司章程、《中华人民共和国公司法》行使职权。

2.1	The shareholders’meeting of the Joint Venture Company shallbe composed of all shareholders.The shareholders’meeting shall be the supreme governing body of the Joint Venture Company and shall exercise its powers and functions in accordance with the articles of association of the Joint Venture Company and the Company Law.

2.2	合资公司董事会由3名董事组成。其中，国富氢能有权提名1名董事， Urobur 有权提名2名董事。各方提名的董事均由合资公司股东会选举产生。

2.2	The board of directors of the Joint Venture Company shall consist of three directors.Among them,Guofuhee shall have the right to nominate one director(s),and Urobur shall have the right to nominate two director(s).The directors nominated by each party shall be elected by the shareholders’ meeting of the Joint Venture Company.

2.3	董事会设董事长1名，由 Urobur 提名的董事担任；设副董事长1名，由国富氢 能提名的董事担任。

2.3	The board of directors shall have one chairperson,who shall be a director nominated by Urobur;and one vice-chairperson,who shall be a director nominated by Guofuhee.

2.4	股东会及董事会的表决权、重大事项的决策程序等具体安排，以合资公司章程约 定及《中华人民共和国公司法》规定为准。

2.4	The specific arrangements regarding the voting rights of the shareholders’ meeting and the board of directors,and the decision-making procedures for major matters,shall be subject to the provisions of the articles of association of the Joint Venture Company and the Company Law.

第三条合资公司的经营管理

ARTICLE 3 OPERATION AND MANAGEMENT OF THE JOINT VENTURE COMPANY

3.1	合资公司设总经理1名，由董事会提名，总经理对董事会负责，其职权按合资公司章 程的规定行使。

3.1	The Joint Venture Company shall have one General Manager,who shall be nominated by the board of directors.The General Manager shall be accountable to the board of directors and shall exercise his/her powers and functions in accordance with the articles of association of the Joint Venture Company.

3.2	合资公司设分管业务的副总经理1名，由董事会提名；设分管产品的副总经理1名， 由董事会提名。

3.2	The Joint Venture Company shall have one Deputy General Manager in charge of business operations,who shall be nominated by the board of directors;and one Deputy General Manager in charge of products,who shall be nominated by the board of directors.

3.3	合资公司财务部门设财务总监1名，由董事会提名。合资公司每月向股东方提报财务 报表，其他高级管理人员由总经理提名，董事会审核、聘任。

3.3	The finance department of the Joint Venture Company shall be led by one Chief Financial Officer nominated by the board of directors.Other senior management personnel shall be nominated by the General Manager and reviewed and appointed by the board of directors.

第四条保密

ARTICLE 4 CONFIDENTIALITY

4.1	各方承诺，在本协议有效期限内以及在本协议终止后的2年内，不得向任何人披露各 方的任何保密信息，但本协议第4.2条允许的情况除外。

4.1	Each Party undertakes that,during the term of this Agreement and for a period of two(2)years after the termination of this Agreement,it shall not disclose any Confidential Information of any Party to any person,except as permitted under Article 4.2 of this Agreement.

4.2	一方可在以下情况下披露另一方的保密信息：

4.2	A Party may disclose the Confidential Information of another Party in the following circumstances:

a)	已为公众所知或非因信息接收方过错而成为公众所知的信息；

a)	information that is already in the public domain or has entered the public domain through no fault of the receiving Party;

b)	将保密信息披露给其为行使本协议项下权利或履行本协议项下义务确有必要知 悉该保密信息的雇员、管理人员、授权代表、承包商、分包商或顾问。各方应 确保该等雇员、管理人员、授权代表、承包商、分包商或顾问遵守本协议第4 条；

b)	disclosure of Confidential Information to employees,officers,authorized representatives,contractors,subcontractors or advisors who have a genuine need to know such Confidential Information for the purpose of exercising rights or performing obligations under this Agreement.Each Party shall ensure that such employees, officers, authorized representatives, contractors, subcontractors or advisors comply with Article 4 of this Agreement;

c)	根据法律法规、证券交易所（如香港联交所）上市规则或有管辖权的政府、司法 机关、主管部门（如香港证监会）的命令要求必须披露的信息。

c)	information that is required to be disclosed pursuant to applicable laws, regulations,the listing rules of a stock exchange(such as the Hong Kong Stock Exchange),or an order of a competent government authority,judicial authority or regulatory body(such as the Securities and Futures Commission of Hong Kong).

4.3	各方保留其对其保密信息的所有权利。除本协议明示或默示的权利和义务外，不得向 一方授予与另一方保密信息有关的任何权利或义务。

4.3	Each Party retains all rights to its Confidential Information.Save for those rights and obligations expressly or impliedly granted under this Agreement,no rights or obligations with respect to the Confidential Information of another Party shall be granted to any Party.

4.4	各方确认，国富氢能和 Urobur 作为一家上市公司或上市公司子公司，其须遵守适用 的证券上市规则（“上市规则”）。国富氢能和 Urobur 有权根据上市规则的规定及相关监 管要求，为履行其持续信息披露义务或规范运行需要，对外公告本协议的存在及其中 被视为非保密的主要商业条款（如本合资协议的签署方、合资公司名称、合资公司主要 业务等）。

4.4	The Parties acknowledge that Guofuhee and Urobur,each as a publicly listed company or a subsidiary of a publicly listed company,is required to comply with the applicable rules governing the listing of securities (the “Listing Rules”）. Guofuhee and Urobur shall have the right,in accordance with the Listing Rules and applicable regulatory requirements,to publicly announce the existence of this Agreement and the principal commercial terms thereof that are not considered confidential(such as the parties to this Joint Venture Agreement,the name of the Joint Venture Company, and the principal business of the Joint Venture Company)for the purpose of fulfilling its continuous disclosure obligations or compliance requirements.

第五条技术授权、研发

ARTICLE 5 TECHNOLOGY LICENSE AND RESEARCH AND DEVELOPMENT

5.1	除非适用于国富氢能的法律法规有禁止或限制规定，在合资公司从事的业务及项目涉 及的范围内，国富氢能同意将其合法拥有的相关氢能领域技术（以下简称“授权技 术”），无偿授予合资公司及Urobur 为实现合资公司经营目的而使用该授权技术的权 利，前提是合资公司就该等相关业务及项目应优先向国富氢能或其关联方采购所涉及 的设备及服务。

5.1	Unless any prohibition or limitation by the applicable laws,Guofuhee agrees to unconditionally grant the Joint Venture Company the right to use,within its own business and projects,the relevant hydrogen energy technologies(hereinafter referred to as the “Licensed Technologies”)lawfully owned by Guofuhee for the purpose of realizing the business objectives of the Joint Venture Company,free of charge,provided that in case the Joint Venture Company needs to procure hydrogen related equipments for such business and projects,it shall give priority to procurement from Guofuhee under the same conditions.

5.2	合资公司有权在甲方授权技术的基础上，结合合资公司的主营业务需求进行后续改进、 优化及新的技术研发（以下简称“衍生技术”），甲方对此无条件同意并提供必要的 技术指导与支持。

5.2	The Joint Venture Company shall have the right to conduct subsequent improvement,optimization and new technological research and development (hereinafter referred to as the “Derivative Technologies”)on the basis of the Licensed Technologies of Party A in ight of the main business needs of the Joint Venture Company,to which Party A unconditionally consents and shall provide the necessary technical guidance and support.

5.3	合资公司在授权技术基础上研发形成的衍生技术，其全部知识产权归合资公司单独所 有。

5.3	All intellectual property rights in respect of the Derivative Technologies developed by the Joint Venture Company on the basis of the Licensed Technologies shall be solely owned by the Joint Venture Company.

5.4	本条款项下的技术授权及研发相关权利，自本协议生效之日起生效，至合资公司依法 注销或解散之日终止。

5.4	The technology license and R&D-related rights under this Article shall take effect on the effective date of this Agreement and terminate on the date on which the Joint Venture Company is lawfully deregistered or dissolved.

5.5	国富氢能保证其对授权技术拥有完整的知识产权及处分权，授权技术不存在任何权利 瑕疵，未侵犯任何第三方的合法权益；若因授权技术的权利瑕疵引发第三方索赔、诉 讼等纠纷，由国富氢能承担全部法律责任及经济损失。

5.5	Guofuhee warrants that it has complete intellectual property rights and the right of disposition in respect of the Licensed Technologies,that the Licensed Technologies are free from any title defects and do not infringe upon the legitimate rights and interests of any third party;in the event of any disputes such as third-party claims or litigation arising from title defects of the Licensed Technologies,Guofuhee shall bear all the legal liabilities and economic losses arising therefrom.

第六条适用法律和争议解决

ARTICLE 6GOVERNING LAW AND DISPUTE RESOLUTION

6.1	本协议受香港特别行政区法律管辖。

6.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

6.2	凡因执行本协议所发生的或与本协议有关的一切争议，各方应通过友好协商解决。如 果在该争议通知日期后的三十（30）日内无法通过协商解决，则任何一方可以将该争议 提交香港仲裁委员会，仲裁地点在香港，由该会按照提交争议时届时有效的仲裁规则 进行仲裁。仲裁具有终局性，对各方均有约束力。各方应尽其最大努力使得任何该等 仲裁裁决及时得以执行，并就此提供任何必要的协助。

6.2	Any and all disputes arising from or in connection with the performance of this Agreement shall be resolved by the Parties through friendly consultations.[lf the dispute cannot be resolved through consultations within thirty(30)days from the date of the notice of dispute,any Party may submit the dispute to the Hong Kong Arbitration Commission for arbitration in Hong Kong,conducted in accordance with the arbitration rules in effect at the time of submission of the dispute.The arbitral award shall be final and binding upon all Parties.Each Party shall use its best efforts to ensure that any such arbitral award is enforced in a timely manner and shall provide any necessary assistance in this regard.

第七条生效、变更与终止

ARTICLE 7 EFFECTIVENESS,AMENDMENT AND TERMINATION

7.1	本协议一式肆份，协议各方各持壹份，合资公司持有壹份，具有同等的法律效力。本 协议自协议各方的法定代表人（或其授权代表）签字、加盖各方公章之日起生效。

7.1	This Agreement shall be executed in four(4)originals,with each Party to this Agreement holding one(1)original and the Joint Venture Company holding one(1) original,each of equal legal force and effect.This Agreement shall become effective on the date on which the legal representatives (or their authorized representatives) of each Party have signed and affixed the official seals of their respective entities hereto.

7.2	对本协议的任何变更只有经各方（或其授权代表）共同协商达成一致并签署书面文件后 才具有法律效力。

7.2	Any amendment to this Agreement shall only become legally effective upon mutual agreement by all Parties (or their authorized representatives)through consultation and the execution of a written instrument.

第八条其他

ARTICLE8 MISCELLANEOUS

8.1	如本协议与合资公司章程存在不一致，应当以合资公司章程中的约定为准。本协议未 尽事宜，应以合资公司章程或相关法律规定为准。

8.1	In the event of any inconsistency between this Agreement and the articles of association of the Joint Venture Company,the articles of association of the Joint Venture Company shall prevail.Matters not addressed in this Agreement shall be governed by the articles of association of the Joint Venture Company or the provisions of applicable laws.

8.2	本协议以中文和英文书就。若中英文版本存在歧义，应以中文版本为准。

8.2	This Agreement is executed in both Chinese and English.In the event of any discrepancy between the Chinese version and the English version,the Chinese version shall prevail.

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（本页无正文，为本《合资协议》之签署页）

(This page contains no body text and constitutes the signature page of this Joint Venture Agreement.)

国富氢能（香港）发展有限公司（盖章）

Guofu Hydrogen Energy (Hong Kong)Development Co.,Limited (Seal)

法定代表人/授权代表（签字）: ___________________________

Legal Representative/Authorized Representative(Signature):	____________________________
率

U Robur Limited（盖章）

U Robur Limited (Seal)

法定代表人/授权代表（签字）: ___________________

Legal Representative/Authorized Representative(Signature): __________________________

清云数链有限公司（盖章）

Cloud Digital Chain Limited (Seal)

法定代表人/授权代表（签字）: ___________________

Legal Representative/Authorized Representative(Signature): __________________________